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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MAY 12, 1999



                            EXCEL LEGACY CORPORATION
             (Exact name of Registrant as specified in its charter)




          DELAWARE                        0-23503                33-0781747
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)



    16955 VIA DEL CAMPO, SUITE 240
        SAN DIEGO, CALIFORNIA                                       92127
(Address of Principal Executive Offices)                          (Zip Code)



       Registrant's telephone number, including area code: (619) 675-9400


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        This Current Report on Form 8-K is filed by Excel Legacy Corporation, a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

        On May 12, 1999, the Company entered into an agreement with Sol Price, as trustee, and other major shareholders of Price Enterprises, Inc., a Maryland corporation ("PREN"). Under the terms of the agreement, the Company will offer to all PREN shareholders $8.50 per share for all shares of PREN Common Stock, comprised, at the Company's election, of (a) $8.50 per share in cash or (b)(i) at least $4.25 in cash, (ii) at least $2.75 in principal amount of the Company's 9% Convertible Subordinated Debentures due 2004 ("Debentures"), which will be convertible into shares of the Company's Common Stock at $5.50 per share, and
(iii) $1.50 per share in whatever combination the Company may choose of cash, Debentures or the Company's 10% Senior Notes due 2004.

        The PREN Board of Directors has the right to determine whether the transaction will proceed, and if so whether the transaction will proceed as an exchange offer for PREN Common Stock or a merger with PREN. In either event, the Preferred Stock of PREN will remain outstanding. The Board of PREN is expected to act by June 2, 1999.

        Under the agreement, several major shareholders of PREN are depositing PREN Common Stock in escrow. Assuming the PREN Board of Directors approves the transaction on or about June 2, 1999, the transaction will involve either an exchange offer to shareholders or a merger requiring a vote of shareholders.

        At that time, additional shares of PREN Common Stock will be deposited in escrow such that the aggregate number of shares in escrow will be approximately 8,000,000 shares of PREN Common Stock representing approximately 51% of the PREN voting power. These shares will be tendered in an exchange offer or voted in favor of a merger, as the case may be. In either case, the offering will be made only by means of a prospectus.

        The consummation of the transaction is subject to a variety of conditions, including the execution by PREN of an agreement to take certain actions to facilitate the transaction.

        Following the consummation of the transaction, the Company has agreed that the PREN Preferred Stock will be entitled to elect a majority of PREN's Board of Directors and to have one designee on Legacy's Board of Directors, until such time as (a) less than 2,000,000 shares of PREN Preferred Stock remain outstanding or (b) Legacy completes a tender offer to acquire any and all outstanding shares of PREN Preferred Stock at a cash price of $16 per share, or in certain other circumstances.

        The foregoing description of the agreement is qualified in its entirety by reference to the agreement (and exhibits thereto), a copy of which is filed as an exhibit hereto and is incorporated by reference herein.

        On May 12, 1999, the Company issued a press release announcing the foregoing matters. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.





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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits. The following exhibits are filed as part of this report:

            10.1 Agreement, dated May 12, 1999, by and among Excel Legacy Corporation and certain shareholders of Price Enterprises, Inc. listed on the signature pages thereto (including the following exhibits: Exhibit A--Form of Indenture, Exhibit B--Conditions to Offer, and Exhibit C--Form of Agreement between Excel Legacy Corporation and Price Enterprises, Inc.).

            99.1 Press release, dated May 12, 1999, issued by Excel Legacy Corporation.














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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



        Date:  May 13, 1999           Excel Legacy Corporation




                                      By:  /s/  Gary B. Sabin
                                          --------------------------------------
                                           Gary B. Sabin
                                           President and Chief Executive Officer














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                                  EXHIBIT INDEX




Exhibit
Number               Description
-------              -----------

 10.1 Agreement, dated May 12, 1999, by and among Excel Legacy Corporation and certain shareholders of Price Enterprises, Inc. listed on the signature pages thereto (including the following exhibits: Exhibit
          A--Form of Indenture, Exhibit B--Conditions to Offer, and Exhibit
          C--Form of Agreement between Excel Legacy Corporation and Price
          Enterprises, Inc.).

 99.1     Press release, dated May 12, 1999, issued by Excel Legacy Corporation.





















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